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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 20, 2007

                                  ISRAMCO, INC.

             (Exact name of registrant as specified in its charter)

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           Delaware                     0-12500                13-3145265
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)
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                      11767 KATY FREEWAY, HOUSTON, TX 77079
          (Address of principal executive offices, including Zip Code)

                                  713-621-3882
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On February 20, 2007, Isramco Inc. (the "Company") and Five States Energy Company, L.L.C. ("Five States") entered into a certain Purchase and Sale Agreement (the "New Purchase Agreement") pursuant to which the Company agreed to purchase, thorough Isramco Energy LLC, a Texas limited liability company that is wholly owned by the Company ("Isramco Energy"), certain oil and gas properties located in Texas and New Mexico for a purchase price of approximately $92 million (the "Purchase Price"). The properties to be purchased include producing oil and gas wells. Contemporaneously with the execution of the New Purchase Agreement, the Company paid to Five States a deposit of $5 million (the "Deposit"). The final Purchase Price is subject to adjustment, as specified in the New Purchase Agreement.

        The Company and Five States originally entered into an agreement on November 15, 2006 (the "Previous Purchase Agreement") pursuant to which the Company was to purchase certain specified oil and gas properties for a purchase price of $100 million, all as disclosed in the Company Current Report on Form 8-K filed on November 22, 2006. The Company subsequently disclosed on January 25, 2007 in a Current Report on Form 8-K that it terminated the Previous Purchase Agreement primarily for reasons related to the defects in the seller's defensible title the properties that were the subject of the Previous Purchase Agreement. The properties to be purchased by the Company under the New Purchase Agreement are identical to those properties specified in the Previous Purchase Agreement except for those properties in respect of which third parties exercised prior preferential right.

        The closing of the New Purchase Agreement is scheduled to take place between March 2 and March 12, 2007. The Deposit of $5 million, as well as the deposit of $3 million remitted contemporaneously with the execution of the Previous Purchase Agreement, will be applied to the Purchase Price. If the purchase of the properties is not consummated by March 12, 2007 for reasons related to the Company, then Five States will be entitled to retain the $8 million remitted to it as its sole remedy for damages occasioned by the Company's failure to close the acquisition transactions. If the transactions do not close by such date for reasons related to Five States, then without waiver by the Company of any of its rights under either of the agreements, Five States shall refund to the Company the amount of $8 million.

        In connection with the New Purchase Agreement, the Company and Five States each agreed to release the other for any claims related to the Previous Purchase Agreement, and the Company agreed to terminate with prejudice the request for arbitration it had made with respect thereto.

FINANCINGS

        The Company anticipates that it will fund up to $7 million of the Purchase Price from working capital, and that the balance of the Purchase Price will be obtained from a combination of commercial bank loans and loans from related parties. In connection with the Previous Purchase Agreement, the Company obtained a $17 million loan from IOC-Israel Oil Company Ltd. ("IOC"), an Israeli based company and a related party, the proceeds of which will be used toward the Purchase Price. The terms of this loan are discussed below. Additionally, the Company and a leading commercial bank have reached an agreement-in-principle for the provision to the Company of a secured loan in the principal amount of $36 million. The Company also reached an agreement-in principle with each of IOC and another related party for unsecured loans totaling $32 million. The Company and these parties are in the process of finalizing the loan terms. The Company anticipates closing on these loans on or immediately before the closing of the acquisition transaction, though no assurance can be provided that the Company will in fact be able to close on these loans. The Company anticipates disclosing the terms of these loan in the subsequent additional Current Report on Form 8-K following the closing of the acquisition transaction.

        Pursuant to a Loan Agreement dated as of December 14, 2006 (the "Loan Agreement") with IOC, the Company obtained from IOC $17 million. The funds will be used toward the Purchase Price.The outstanding principal amount of the loan from IOC accrues interest at per annum rate equal to the London Inter-bank Offered Rate (LIBOR) plus 5.5%, not to exceed 11% per annum. Interest is payable at the end of each loan year. Principal plus any accrued and unpaid interest are due and payable on December 13, 2013. Interest after the maturity date accrues at the per annum rate of LIBOR plus 12% until paid in full. At any time, the Company is entitled to prepay the outstanding amount of the loan without penalty or prepayment. To secure its obligations that may be incurred under the Loan Agreement, the Company agreed to grant to IOC a security interest in certain specified properties.

        IOC can accelerate the loan and exercise its rights under the collateral upon the occurrence any one or more of the following events of default: (i) the Company's failure to secure the indebtedness as provided for in the agreement, pay any amount that may become due in connection with the loan within five (5) days of the due date (whether by extension, renewal, acceleration, maturity or otherwise) or fail to make any payment due under any hedge agreement entered into in connection with the transaction, (ii) the Company's material breach of any of the representations or warranties made in the loan agreement or security instruments or any writing furnished pursuant thereto, (iii) the Company's failure to observe any undertaking contained in


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transaction documents if such failure continues for 30 calendar days after notice, (iv) the Company's insolvency or liquidation or a bankruptcy event or
(v) the Company's criminal indictment or conviction under any law pursuant to which such indictment or conviction can lead to a forfeiture by the Company of any of the properties securing the loan.

        Mr. Jackob Maimon, the Company's president and director is a director of IOC and Mr. Haim Tsuff, the Company's Chief Executive Officer and Chairman is a controlling shareholder of IOC.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits:

None



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      DATED: FEBRUARY 26, 2007                ISRAMCO, INC.

                                          BY: /s/ Haim Tsuff
                                              --------------
                                              HAIM TSUFF
                                              CHIEF EXECUTIVE OFFICER